Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

Main Street Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)	1,345,500(1)	$42.85	$57,654,675	$0.0000927	$5,344.59	(2)
	Total Offering Amounts					$57,654,675		$5,344.59
	Total Fees Previously Paid							—
	Total Fee Offsets							$—
	Net Fee Due							5,344.59
(1)	Assumed exercise in full of the underwriters’ option to purchase up to 175,500 additional shares of common stock, par value $0.01 per share.
(2)	Calculated and paid pursuant to Rule 456(b) and Rule 457(r) under the Securities Act of 1933.